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                                                                   Exhibit 10.5

                             MANAGEMENT AGREEMENT

     This Management Agreement (the "Agreement") is made and entered into as of January 5, 1998, by and among JRJ Investments, Inc., a Nevada corporation, (the "Company"), the Chaisson Family Trust R-501, u/a/d October 23, 1985 (the "Seller"), and Chaisson Diversified Investments, Inc., a Nevada corporation wholly owned by the Seller ("CDI").

                                   RECITALS

     A. The Company owns and operates a new automobile dealership known as "Chaisson Motor Cars", located at 2333 South Decatur Boulevard, Las Vegas, Nevada (the "Dealership"), pursuant to automobile dealer agreements with the manufacturers (individually, a "Manufacturer" and collectively, the "Manufacturers") of Land Rover and Rolls Royce and Bentley new automobiles (individually, a "Franchise" and collectively, the "Franchises") which were issued to Seller, as the approved owner of the Company.

     B. Pursuant to the terms and conditions of that certain Amended and Restated Stock Purchase Agreement, dated as of November 1, 1997 (the "Purchase Agreement"), Cross-Continent Auto Retailers, Inc., a Delaware Corporation ("C-Car"), has purchased from Seller all of the issued and outstanding capital stock of the Company (the "Acquisition").

     C. The Purchase Agreement provided that if , at the time of Closing (as defined in the Purchase Agreement), C-Car had not received the approval for the Acquisition from any of the Manufacturers: (i) a portion of the Purchase Price (as defined in the Purchase Agreement) allocated to each Franchise would be placed in escrow, pursuant to an escrow agreement (the "Escrow Agreement"), pending the approval of the Acquisition by the respective Manufacturers, and (ii) the Company, for the benefit of the Seller, would manage any such Franchise with respect to which the Acquisition has not been approved by the applicable Manufacturer (individually, a "Managed Franchise" and collectively, the "Managed Franchises"), pursuant to the terms and conditions of this Agreement.

     D. In accordance with the provisions of subparagraph 20(c) of the Purchase Agreement, the Jaguar Assets (as defined in the Purchase Agreement) have been distributed, at the direction of the Seller, by the Company to CDI.

     E. Seller desires that the Company manage and the Company desires to manage each Managed Franchise, and if the Jaguar Assets are still owned by CDI, CDI desires that the Company manage and the Company desires to manage the Jaguar Assets, for the consideration and upon the terms and conditions set forth in this Agreement.

                                  AGREEMENT

     In consideration of the mutual agreements set forth in this Agreement, the Company, the Seller, and CDI agree as follows:

     1.   MANAGEMENT OF THE MANAGED FRANCHISES AND THE JAGUAR ASSETS.   The
Seller and CDI, if it owns the Jaguar Assets on the Effective Date (hereinafter defined), respectively, hereby engage the Company as an independent contractor to manage the Managed Franchises for the Seller and the Jaguar Assets for CDI at the Dealership. The Company shall assume management responsibilities under this Agreement effective January 5, 1998 (the "Effective Date"). Subject to paragraph 3 of this Agreement, the Company shall be responsible for (a) managing and supervising the Managed Franchises and the Jaguar Assets, and (b) making all management and operating decisions, including without limitation, decisions concerning sales practices, inventory management and personnel matters.

     2. TERM. The term of this Agreement shall begin on the Effective Date and shall terminate: (a) with respect to each Managed Franchise on the earlier of (i) the date the applicable Manufacturer approves the Acquisition, or (ii) the date following March 1, 1998, that Seller, at its sole discretion, elects to terminate this Agreement; and (b) with respect to the Jaguar Assets, on the date that Seller, at its sole discretion, elects to terminate this Agreement (each of the foregoing being hereinafter a "Termination Date").

     3. CONDUCT OF THE BUSINESS OF THE MANAGED FRANCHISES AND THE JAGUAR ASSETS. During the term of this Agreement, the Company shall manage each of the Managed Franchises and, if applicable, the Jaguar Assets in such manner as to conduct their operations according to the ordinary and usual course of business reasonably consistent with past and current practices and to maintain and preserve their assets, customer relationships and vendor and supplier relationships.

     4. MANAGEMENT FEE. As consideration for the Company managing the Managed Franchises and the Jaguar Assets during the term of this Agreement, the Seller, with respect to the Managed Franchises, and CDI, with respect to the Jaguar Assets, shall pay the Company a fee in cash (the "Management Fee") in an amount equal to the monthly gross profit, resulting from the business and operations of the Managed Franchises and the Jaguar Assets, as the case may be. Notwithstanding anything contained in this Agreement to the contrary, with respect to each Managed Franchise and the Jaguar Assets, as the case may be: (i) any income, costs or expenses that are not directly related to the operation of a Managed Franchise or the Jaguar Assets, (ii) any deferred income, costs or expenses of operating the Dealerships that were earned, accrued or incurred prior to November 1, 1997, that were not included in the calculation of Net Worth Adjustments (as defined in the Purchase Agreement), and (iii) any income, costs or expenses with respect a Managed Franchise or the Jaguar Assets that are accrued or incurred after the applicable Termination Date, shall be excluded from the calculation of the Management Fee. The Management Fee for any partial month shall be prorated. The Seller and CDI, as applicable, shall pay the Company the Management Fee for each month or partial month during the term of this Agreement within fifteen (15) days after the end of such month or partial month.

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     5.   CONSULTING FEE.  The Company shall pay (a) to Seller a monthly consulting fee in an amount equal to nine percent (9%) per annum on the funds held in the escrow pursuant to the Escrow Agreement, and (b) to CDI the sum of $20,000 (collectively, the "Consulting Fees"). In addition, for so long as any part of the Consulting Fees are payable to either Seller or CDI, the Company will continue James J. Chaisson, Sr., and his eligible dependents, on the Company's medical and health insurance policy. In consideration of the payment of the Consulting Fees, each of Seller and CDI shall cause James J. Chaisson, Sr. to make himself available at reasonable intervals and for reasonable periods of time to assist, if requested, the Company in the performance of its duties hereunder. The Consulting Fees shall be payable by the Company: (i) to Seller until the Termination Date with respect to all of the Managed Franchises and (ii) to CDI until the Termination Date with respect to the Jaguar Assets (the "Jaguar Termination Date"). The Consulting Fees for any partial month shall be prorated. Consulting Fees shall be paid to Seller and to CDI for each month, or partial month, up to the applicable Termination Date within fifteen (15) days after the end of such month or partial month.

     6. JAGUAR ASSETS. On the Effective Date, the Company shall pay to CDI, the sum of $200,000 as a deposit for the Company's performance of its obligations to fully cooperate with CDI in allowing the Jaguar Assets to be inventoried and removed from the Company's possession on the Jaguar Termination Date (the "Jaguar Deposit"). Seller and CDI, jointly and severally, covenant and agree to repay, on the Jaguar Termination Date, to the Company such portion of the Jaguar Deposit, but not in excess of the Jaguar Deposit, that equals $200,000 less the difference between (a) the value of the Jaguar Parts (as defined in subparagraph 20(c) of that certain Amended and Restated Stock Purchase Agreement (the "Purchase Agreement") dated as of November 1, 1997, by and among Cross-Continent Auto Retailers, Inc., the Seller and the Company) owned by the Company at the close of business of the Dealerships (as defined in the Purchase Agreement) on October 31, 1997, and (b) the value of the Jaguar Parts (that are in returnable condition, undamaged, still in the original, resalable merchandising package, in unbroken lots, listed for sale in the then current dealer parts and accessories price schedule of Jaguar Cars or other supplier, and were purchased directly from Jaguar Cars or other reliable suppliers) in the possession of the Company at the close of business of the Dealership on the business day preceding the Jaguar Termination Date. The value of the Jaguar Parts shall be determined in the manner provided in subparagraph 12(c)(iii) of the Purchase Agreement. With respect to the New Jaguar Automobiles purchased by the Company between the Effective Date and the Jaguar Termination Date, Seller further covenants and agrees that on the Jaguar Termination Date, Seller will cause CDI to: (A) pay to the Company an amount equal to performed PDI at the Company's cost (excluding any internal profit), options added at the Company's cost (excluding any internal profit), and any freight and handling charges paid by the Company ("Add Ons"), LESS any factory holdback rebate and any other factory rebate or incentive, advertising credits and interest credits which the Company may have received prior to the Jaguar Termination Date ("Deductions") and (B) either pay in full or, with the consent of the lien holder(s) and the release of the Company therefrom, assume the Company's floor plan liability, if any, secured by liens on such New Jaguar Automobiles. If the Deductions exceed the Add-Ons, CDI may deduct the amount thereof from the amount of the Jaguar Deposit otherwise payable to C-Car.

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     7.   LICENSES OF THE COMPANY.  The Company's management and supervision of the Managed Franchises and the Jaguar Assets shall be conducted utilizing the Company's dealer numbers, dealer licenses and dealer tags.

     8. COOPERATION. Each of the Company, the Seller and CDI mutually agree to cooperate and use their respective reasonable good faith efforts to enable the Managed Franchises and the Jaguar Assets to be managed and operated by the Company in accordance with the standards set forth in this Agreement.

     9. CORPORATE EXISTENCE OF THE COMPANY. The Company shall maintain its corporate existence in good standing in the State of Nevada.

     10. INDEMNIFICATION BY THE COMPANY. The Company shall indemnify, defend and hold the Seller, and its trustees and beneficiaries, and CDI, and its officers, directors, employees, agents and representatives harmless from and against any and all losses, damages, claims, actions, suits, proceedings, liabilities, obligations, costs and expenses, including reasonable attorneys' fees, arising out of, or based upon, any breach of this Agreement, or otherwise caused, by the Company during the term of this Agreement with respect to the operation of the Managed Franchises or the Jaguar Assets.

     11. INDEMNIFICATION BY THE SELLER AND CDI. The Seller and CDI shall indemnify, defend, and hold the Company and its officers, directors, stockholders, employees, agents and representatives harmless from and against any and all losses, damages, claims, actions, suits, proceedings, liabilities, obligations, costs and expenses, including reasonable attorneys' fees, arising out of, or based upon any act, omission, or event occurring with respect to each Managed Franchise and the Jaguar Assets: (a) prior to November 1, 1997, with respect to each Managed Franchise or the Jaguar Assets, (b) during the term of this Agreement with respect to the operation of each Managed Franchise or the Jaguar Assets if caused by the negligence or willful misconduct of the Seller or CDI, (c) during the term of this Agreement with respect to each Managed Franchise or the Jaguar Assets other than matters related to the operation thereof, and (d) following the Termination Date with respect to either Managed Franchise or the Jaguar Assets.

     12. AUTHORIZATION AND VALIDITY. Each of the Company, Seller and CDI, respectively, represent and warrant to the other that (i) it has the power and authority to make, execute, deliver and perform its obligations under this Agreement and all such action has been duly authorized by all necessary proceedings on its part, and (ii) this Agreement has been duly and validly executed and delivered by it and constitutes the valid and legally binding obligations of it, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     13. ACCESS. The Company shall permit the Seller and CDI, and their respective

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representatives to have full access to, and to examine, at all reasonable times and places, and in a manner so as not to interfere with the normal business operations of the Dealership, the books, records, properties, assets, and operations of the Dealership relating to the Managed Franchises and the Jaguar Assets.

   14.  GENERAL PROVISIONS.

     (a)  ENTIRE AGREEMENT.   This Agreement contains and constitutes the entire
          agreement between the parties regarding the subject matter hereof and supersedes all prior agreements and understandings between the parties relating to the subject matter of this Agreement. Other than as referenced herein, there are no agreements, understandings, restrictions, warranties or representations between the parties relating to the subject matter hereof other than those set forth in this Agreement. This Agreement is not intended to have any legal effect whatsoever, or to be a legally binding agreement, or any evidence thereof, until it has been signed by the Company, the Seller, and CDI.

     (b)  FURTHER ACTIONS.   From time to time, as and when requested by any
          parties hereto, the other parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other parties may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

     (c)  AMENDMENT.   This Agreement may not be amended, modified, or
          terminated except by an instrument in writing signed by all parties to this Agreement.

     (d)  CONSTRUCTION.   All pronouns and any variations thereof shall be
          deemed to refer to the masculine, feminine or neuter gender thereof or to the plurals of each, as the identity of the person or persons or the context may require. The descriptive headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision contained in this Agreement.

     (e)  INVALIDITY.   If any provision contained in this Agreement shall for
          any reason be held to be invalid, illegal, void or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to such invalid, illegal, void or unenforceable provision while still remaining valid and enforceable; and the remaining terms or provisions contained herein shall not be affected thereby.

     (f)  BINDING EFFECT AND ASSIGNMENT.   This Agreement shall be binding upon
          and shall inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and permitted
          assigns.   The Company may not assign its rights

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          or obligations under this Agreement without the written consent of the Seller and CDI. Any assignment in violation of this Agreement shall be void.

     (g)  ATTORNEYS' FEES.   In the event any party instigates litigation to
          enforce or protect its rights under this Agreement, the party prevailing in any such litigation shall be entitled, in addition to all other relief, to reasonable attorneys' fees, out-of-pocket costs and disbursements relating to such litigation.

     (h)  NOTICES.   All notices and other communications hereunder shall be (i)
          in writing, dated with the current date of such notice, and signed by the party giving such notice, and (ii) mailed, postpaid, registered or certified, return receipt requested, addressed to the party to be notified, or delivered by personal delivery or by overnight courier. Notice shall be deemed given when received by the party to be notified or when the party to be notified refuses to accept delivery of the notice. The initial addresses of the parties shall be as follows:

               IF TO THE COMPANY:

                    2333 South Decatur Boulevard
                    Las Vegas, Nevada 89102
                    Attention:  Robert W. Hall
                    (702) 871-1010

               IF TO SELLER OR CDI:

                    James J. Chaisson, Sr.
                    40 Innisbrook
                    Las Vegas, Nevada 89113

               with a copy to:

                    Jones, Jones, Close & Brown, Chartered
                    3773 Howard Hughes Parkway, 3rd Floor South
                    Las Vegas, Nevada 89109
                    Attention: Douglas G. Crosby, Esq.

               The parties hereto shall have the right from time to time to change their respective addresses by not less than ten (10) days prior written notice to the other parties.

     (i)  WAIVER.   No waiver of any breach or default hereunder shall be
          considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar

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          nature.

     (j) GOVERNING LAW. This Agreement shall be construed, enforced, and governed in accordance with the laws of the State of Nevada.

     (k) MEDIATION AND VENUE. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to arbitration, litigation, or some other dispute resolution procedure. The jurisdiction and venue for any proceeding, whether by mediation, arbitration, litigation or other dispute resolution procedure, shall be Clark County, Nevada.

     (l) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

     (m) INSURANCE POLICIES. The Company shall continue to cause its insurance policies to name the Seller and CDI as additional insureds during the term of this Agreement and provide Seller and CDI with evidence of having done so.

     IN WITNESS WHEREOF, the parties have executed this Management Agreement as of the date first written above.


     COMPANY:            JRJ INVESTMENTS, INC., a Nevada corporation

                              By:
                                  -------------------------------------
                                  R. Wayne Moore, Secretary

     SELLER:             THE CHAISSON FAMILY TRUST R-501

                              By:
                                  -------------------------------------
                                  James J. Chaisson, Sr., Trustee

     CDI:                CHAISSON DIVERSIFIED INVESTMENTS, INC.

                              By:
                                  -------------------------------------
                                  James J. Chaisson, Sr., President


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